EAGLE BANCORP
MONTANA, INC.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online before the meeting or by phone instead of mailing this card.

Online, before the meeting
Go to **www.investorvote.com/EBMT** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/EBMT

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of September 30, 2021, by and among Eagle Bancorp Montana, Inc. ("Eagle"), Opportunity Bank of Montana, First Community Bancorp, Inc. and First Community Bank (the "Eagle merger proposal") pursuant to which First Community Bancorp, Inc. will merge with and into Eagle.	☐	☐	☐
2. To adjourn the special meeting of Eagle shareholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Eagle merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Eagle common stock (the "Eagle adjournment proposal").	☐	☐	☐

☐ Please mark here if you plan to attend the Special Meeting.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus is available at http://www.edocumentview.com/EBMT.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EBMT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Eagle Bancorp Montana, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — January [•], 2022

The undersigned being a shareholder of Eagle Bancorp Montana, Inc. hereby appoints Peter J. Johnson and Rick F. Hays, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held at 1400 Prospect Avenue, Helena, Montana, 59601 at 11:00 a.m., Mountain Time, on January [•], 2022, and any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and accompanying Joint Proxy Statement/Prospectus.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.	**Comments** — Please print your comments below.